NOTE

$150,000 August 18, 2005

FOR VALUE RECEIVED, CYBERQUEST GROUP, INC., a Florida corporation (the "**Borrower**") promises to pay to the order of Larry C. Hopfenspirger and his successors and assigns (the "**Lender**") at such place as may be designated from time to time by the Lender, in lawful money of the United States of America, the principal sum of One Hundred Fifty Thousand Dollars ($150,000), together with interest on the unpaid principal balance hereof, from the date hereof until this Note (the "**Note**") is fully paid, at an annual rate of interest, calculated on the basis of actual number of days elapsed in a 365 day year, that shall at all times be equal to 6.5%.

Payment of Interest and Principal.

Any unpaid principal of this Note and all accrued interest shall be due and payable on the date that is six (6) months after the date hereof. Immediately upon receipt by the Borrower or any of its subsidiaries of proceeds of any issuance or sale of any equity securities (including any securities convertible into equity securities) in excess of $2,900,000, Borrower shall prepay this Note in an amount equal to all such proceeds, net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-affiliates). The Borrower may prepay at any time and from time to time, all or any portion of the balance from time to time remaining on this Note, without premium or penalty. Payments hereunder shall be applied first to the payment of accrued interest and then to the reduction of principal, and any prepayments of principal hereunder shall be applied to the principal in inverse order of maturity.

Covenants

From the date of this Note and thereafter until all of the Borrower's obligations to Lender under this Note have been indefeasibly paid in full, the Borrower agrees that:

(a) Financial Statements and Other Reports. The Borrower will furnish to Lender:

(1) Immediately upon becoming aware of the occurrence thereof, notice of any Event of Default or any event which with the passage of time or the giving of notice or both may become an Event of Default, describing the nature thereof and what action the Borrower proposes to take with respect thereto.

(2) Duplicate copies of all bank account statements for all bank accounts of the Borrower and any of its subsidiaries provided as regularly as the depository of such accounts provide statements to the Borrower or any subsidiary and in any case no less frequently than once per month. Borrower will supply copies within 20 days of receipt of statements by the Borrower or subsidiary.

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(3) From time to time, such information regarding the business, operation and financial condition of the Borrower or its subsidiaries as Lender may reasonably request.

(b) Corporate Existence. The Borrower will maintain its corporate existence in good standing under the laws of Florida.

(c) Inspection. The Borrower will permit any person designated by Lender to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers at such reasonable times and intervals as Lender may designate. Lender by its receipt of this Note acknowledges and agrees that certain of Borrower's or its subsidiaries' properties, records, etc. are subject to medical privacy laws and regulations and Lender's rights to inspection must be conducted in compliance therewith.

(d) Additional Stock. If the Borrower fails to pay any amounts with respect to this Note when due (whether by acceleration or otherwise), the Borrower will immediately issue to the Lender 50,000 shares of voting common stock of the Borrower. The Borrower will continue to issue an additional 50,000 shares every 30 days thereafter until this Note is paid in full. Receipt of such additional stock will not constitute an agreement to waive defaults or forbear from exercising remedies and Lender may exercise remedies to collect this Note and the Borrower will continue to be required to issue such stock.

Events of Default.

The occurrence of any one or more of the following events shall constitute an Event of Default:

(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of, or interest on, this Note when due; or

(b) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in this Note (and such failure shall not constitute an Event of Default under any of the other provisions hereof); or

(c) An Act of Bankruptcy shall occur; as used herein, an "**Act of Bankruptcy**" shall mean if (i) the Borrower shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Borrower or of all or a substantial part of the Borrower's property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing the Borrower's inability to pay the Borrower's debts as they mature, or (6) make an assignment for the benefit of the Borrower's creditors; or (ii) a proceeding or case shall be commenced, without the

application or consent of the Borrower, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the Borrower, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the Borrower or of all or any substantial part of the Borrower's property, or (3) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or

(d) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against the Borrower and the Borrower shall not pay or discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within such period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(e) Any property of the Borrower shall be garnished or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of 30 days during which execution is not effectively stayed; or

(f) The maturity of any indebtedness of the Borrower (other than indebtedness under this Note) shall be accelerated, or the Borrower shall fail to pay any such indebtedness when due or, in the case of such indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing or permitting (any required notice having been given and grace period having expired) the Lender of any such indebtedness or any trustee or other person acting on behalf of such Lender to cause, such indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

(g) Any Event of Default (as defined in the Pledge Agreement) occurring under the Pledge Agreement given by Joe Morgan to the Lender to secure payment of the indebtedness evidenced by this Note; or

(h) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Securities Purchaser Agreement between the Borrower and the Lender dated the date hereof or any representation or warranty by the Borrower therein is untrue in any material respect (the "Securities Purchase Agreement").

Remedies.

If (a) any Event of Default described in paragraph (c) above shall occur, the outstanding unpaid principal balance of the Note, the accrued interest thereon and all other obligations of the Borrower to the Lender shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may declare that the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Lender to be forthwith due and payable, whereupon the

Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Note to the contrary notwithstanding. In addition, upon any Event of Default, the Lender may exercise all rights and remedies under any other instrument, document or agreement in favor of the Lender, and enforce all rights and remedies under any applicable law. Notwithstanding the above, upon the occurrence of an Event of Default (other than one related to an Act of Bankruptcy), Lender will notify the Borrower of such event and allow a cure period of 10 days from the date Borrower receives such notice. Notice shall be given in the manner described in the Securities Purchase Agreement.

Offset.

In addition to the remedies set forth above, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, the Lender may offset any obligations of the Lender, against the indebtedness then owed by the Borrower to the Lender. The exercise of this remedy is subject to the notice and cure provisions at the end of the immediately previous paragraph.

No Waiver.

No delay or failure on the part of the Lender in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of any such right or remedy, and no single or partial exercise by the Lender of any such right or remedy shall preclude or estop another or further exercise thereof or exercise of any other right or remedy. No waiver by the Lender hereof shall be effective unless in writing signed by the Lender. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

Costs of Collection.

The Borrower agrees to pay all costs of collection, including attorneys' fees, in the event that any amount under this Note is not paid when due.

Miscellaneous.

This Note is being delivered in, and shall be governed by the laws of, the State of Minnesota. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CYBERQUEST GROUP, INC.

Name: LEE FIELDS
Title: Pres